Overstock Announces Second Quarter 2021 Financial Results
Second quarter net revenue growth of 4% year over year to $795 million

SALT LAKE CITY - July 29, 2021 - Overstock.com, Inc. (NASDAQ:OSTK) today reported financial results for the quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights, from continuing operations

•	Total net revenue was $795 million, an increase of 4% year over year
•	Gross profit was $175 million or 22.0% of total net revenue
•	Income from continuing operations was $82 million
•	Diluted earnings per share was $1.72
•	Adjusted EBITDA (non-GAAP) was $44 million, which represents 5.6% of net revenue
•	YTD net cash provided by operating activities was $120 million
•	At the end of the second quarter, cash and cash equivalents totaled $536 million

"In a significant quarter for the company, I am proud to report Overstock delivered both growth and profitability in the second quarter of 2021 as we lapped the start of the pandemic," said Overstock CEO Jonathan Johnson. "Our strong and consistent results stem from foundational operational improvements in the business, a disciplined strategy, and intense focus. The furniture and home furnishings market is large and growing. We expect this market to benefit from strong and sustained demand, and to continue to migrate online over time. Overstock remains well positioned to capture market share and sustain its profitable trajectory through the remainder of 2021 and beyond."

"In addition to our solid operating results, Overstock recorded two significant accounting items in the second quarter," continued Johnson. "First, based on our consistent profitability and current go-forward outlook, we have released $47 million of our tax valuation allowance. This release illustrates confidence in our ability to continue to deliver sustainable, profitable market share growth. Second, in conjunction with the closing of the transaction with Pelion Venture Partners, we recognized a $228 million net gain, included in discontinued operations. It is great to have the Pelion transaction closed and the Pelion team focused on the Medici Ventures Fund companies."

Second Quarter 2021 Operational Highlights

•	Active customers reached 9.2 million as of June 30, 2021, an increase of 31% year over year
•	LTM net revenue per active customer was $310 as of June 30, 2021, an increase of 20% year over year
•	Orders delivered in the second quarter of 2021 were 3.7 million, a decrease of 22% year over year
•	Average order value was $213 for the second quarter of 2021, an increase of 33% year over year
•	Orders per active customer, measured as LTM orders divided by active customers, was 1.69 for the second quarter of 2021, compared to 1.62 for the second quarter of 2020
•	Orders placed on a mobile device were 49.9% of gross merchandise sales in the second quarter of 2021, compared to 52.7% for the second quarter of 2020

Partnership with Pelion Ventures Partners

On April 23, 2021, we entered into a Limited Partnership Agreement with Pelion MV GP, L.L.C. ("Pelion"), in which Pelion became the sole general partner, holding a 1% equity interest in the partnership, and Overstock became a limited partner, holding a 99% equity interest in the partnership. Commensurate with closing, we recognized a $228 million gain during the quarter, net of income taxes, as part of income from discontinued operations, as we recorded the fair value of our retained equity method investments in the partnership and tZERO. Additionally, our retained equity interest in the limited partnership and tZERO were recognized as equity method investments on our consolidated balance sheets in the amount of $330 million.

Financial Reporting Presentation in Accordance with the Pelion Transaction

Medici Ventures' blockchain businesses, including tZERO, met the criteria to be reported as held for sale and discontinued operations as of March 31, 2021, due to their anticipated deconsolidation. As a result of closing the transaction during the second quarter of 2021, these businesses' operating results for the periods prior to deconsolidation have been reflected in our consolidated statements of income as discontinued operations. Additionally, the related assets and liabilities of these businesses associated with the prior periods are classified as discontinued operations in our consolidated balance sheets. As a result of closing this transaction, Overstock has reorganized its remaining businesses into a single reportable operating segment, Retail. Corporate-related overhead costs are included in Retail continuing operations.

Release of Tax Valuation Allowance

Each quarter we assess the recoverability of our deferred tax assets. In our assessment for the period ended June 30, 2021, we concluded it is more likely than not that our deferred tax assets related to United States federal income and all states with the exception of Utah will be realizable, therefore, we released approximately $47 million of our valuation allowance. We still maintain a valuation allowance against our deferred tax assets for capital losses and the state of Utah.

Earnings Webcast Information

Overstock will hold a conference call and webcast to discuss its second quarter 2021 financial results on Thursday, July 29, 2021, at 8:30 a.m. ET. To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 9394705 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326, then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com, starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 11:30 a.m. ET on Thursday, July 29, 2021, through 11:30 a.m. ET on Thursday, August 12, 2021. To listen to the recorded webcast by phone, dial (855) 859-2056, then enter the conference ID provided above. Outside the U.S. or Canada, dial +1 (404) 537-3406 and enter the conference ID provided above.

Questions may be emailed in advance of the call to ir@overstock.com.

About Overstock.com

Overstock.com, Inc. (Common Stock (NASDAQ:OSTK) / Series A-1 Preferred Stock (tZERO ATS:OSTKO) / Series B Preferred Stock (OTCQX:OSTBP)) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, area rugs, bedding and bath, home improvement, and more. The online shopping site, which is visited by tens of millions of customers a month, also features a marketplace providing customers access to millions of products. In 2014, Overstock was the first major retailer to accept cryptocurrency as a form of payment and continues to do so. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, Club O, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release and the July 29, 2021 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends, and statements regarding expectations with respect to the performance of Pelion in managing the limited partnership. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including but not limited to, the duration of the COVID-19 pandemic and its ultimate impact on our business and results of operations, adverse tax, regulatory or legal developments, and competition, including how such factors will be impacted at such time as the pandemic subsides throughout the country and globally. Other risks and uncertainties include, among others, the inherent risks associated with the businesses that Medici Ventures and tZERO are pursuing, our continually evolving business model, and difficulties we may have with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them, and difficulties we may have with our search engine optimization results. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission on February 26, 2021, in our Form 10-Q for the quarter ended March 31, 2021, which was filed with the Securities and Exchange Commission on May 6, 2021, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K, 10-Q, and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Contacts Investor Relations: Alexis Callahan 801-947-5126 ir@overstock.com	Media Relations: Megan Herrick 801-947-3564 pr@overstock.com

Overstock.com, Inc. Consolidated Balance Sheets (Unaudited) (in thousands, except per share data)
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$536,445	$495,425
Restricted cash	1,208	1,197
Accounts receivable, net	33,008	22,867
Inventories	7,009	6,243
Prepaids and other current assets	27,554	22,879
Current assets of discontinued operations	—	34,129
Total current assets	605,224	582,740
Property and equipment, net	109,693	113,767
Deferred tax assets, net	33,252	37
Goodwill	6,160	6,160
Equity securities	330,778	1,412
Operating lease right-of-use assets	14,242	17,297
Other long-term assets, net	2,376	2,646
Long-term assets of discontinued operations	—	106,155
Total assets	$1,101,725	$830,214
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$166,671	$109,759
Accrued liabilities	112,683	123,646
Unearned revenue	84,447	72,165
Operating lease liabilities, current	4,612	5,152
Other current liabilities	3,413	2,935
Current liabilities of discontinued operations	—	13,924
Total current liabilities	371,826	327,581
Long-term debt, net	39,676	41,334
Operating lease liabilities, non-current	10,364	13,206
Other long-term liabilities	3,679	4,082
Long-term liabilities of discontinued operations	—	7,685
Total liabilities	425,545	393,888
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A-1, issued and outstanding - 4,204 and 4,204	—	—
Series B, issued and outstanding - 357 and 357	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 46,607 and 46,331
Outstanding shares - 43,012 and 42,768	4	4
Additional paid-in capital	954,518	970,873
Accumulated deficit	(199,229)	(525,233)
Accumulated other comprehensive loss	(545)	(553)
Treasury stock at cost - 3,595 and 3,563	(78,568)	(71,399)
Equity attributable to stockholders of Overstock.com, Inc.	676,180	373,692
Equity attributable to noncontrolling interests	—	62,634
Total stockholders' equity	676,180	436,326
Total liabilities and stockholders' equity	$1,101,725	$830,214

Overstock.com, Inc. Consolidated Statements of Income (Unaudited) (in thousands, except per share data)
	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net revenue	$794,536	$766,956	$1,454,397	$1,106,554
Cost of goods sold	619,710	589,044	1,126,047	854,436
Gross profit	174,826	177,912	328,350	252,118
Operating expenses
Sales and marketing	85,272	79,215	158,810	115,560
Technology	30,383	29,063	60,906	56,344
General and administrative	22,660	20,837	45,531	44,722
Total operating expenses	138,315	129,115	265,247	216,626
Operating income	36,511	48,797	63,103	35,492
Interest expense, net	(130)	(364)	(285)	(375)
Other income (expense), net	298	246	72	(41)
Income from continuing operations before income taxes	36,679	48,679	62,890	35,076
Provision (benefit) for income taxes	(45,726)	840	(45,533)	1,003
Income from continuing operations	82,405	47,839	108,423	34,073
Income (loss) from discontinued operations, net of income taxes	227,372	(13,458)	217,246	(19,257)
Consolidated net income	309,777	34,381	325,669	14,816
Less: Net loss attributable to noncontrolling interests—discontinued operations	(134)	(1,975)	(335)	(5,207)
Net income attributable to stockholders of Overstock.com, Inc.	$309,911	$36,356	$326,004	$20,023
Net income per share of common stock:
Net income (loss) attributable to common shares—basic
Continuing operations	$1.73	$1.12	$2.27	$0.82
Discontinued operations	4.78	(0.27)	4.58	(0.34)
Total	$6.51	$0.85	$6.85	$0.48
Net income (loss) attributable to common shares—diluted
Continuing operations	$1.72	$1.11	$2.26	$0.81
Discontinued operations	4.75	(0.27)	4.54	(0.34)
Total	$6.47	$0.84	$6.80	$0.47
Weighted average shares of common stock outstanding:
Basic	43,009	40,329	42,948	40,243
Diluted	43,314	40,590	43,317	40,440

Overstock.com, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Six months ended June 30,
	2021	2020
Cash flows from operating activities:
Consolidated net income	$325,669	$14,816
(Income) loss from discontinued operations, net of income taxes	(217,246)	19,257
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	9,949	10,978
Non-cash operating lease cost	2,528	2,632
Stock-based compensation to employees and directors	5,107	4,633
Increase in deferred income taxes, net	(47,046)	20
Other non-cash adjustments	721	173
Changes in operating assets and liabilities:
Accounts receivable, net	(10,141)	(19,787)
Inventories	(766)	(500)
Prepaids and other current assets	(3,452)	(3,302)
Other long-term assets, net	(368)	8
Accounts payable	56,543	54,434
Accrued liabilities	(10,651)	57,679
Unearned revenue	12,282	48,470
Operating lease liabilities	(2,812)	(3,363)
Other long-term liabilities	(270)	1,217
Net cash provided by continuing operating activities	120,047	187,365
Net cash used in discontinued operating activities	(17,128)	(16,922)
Net cash provided by operating activities	102,919	170,443
Cash flows from investing activities:
Contributions for capital calls	(41,122)	—
Expenditures for property and equipment	(5,620)	(7,388)
Other investing activities, net	(908)	(159)
Net cash used in continuing investing activities	(47,650)	(7,547)
Net cash used in discontinued investing activities	(29,703)	(431)
Net cash used in investing activities	(77,353)	(7,978)
Cash flows from financing activities:
Payments on long-term debt	(1,366)	(779)
Proceeds from long-term debt	—	47,500
Proceeds from sale of common stock, net of offering costs	—	2,848
Payments of taxes withheld upon vesting of restricted stock	(7,812)	(1,730)
Other financing activities, net	(1)	(3,992)
Net cash provided by (used in) continuing financing activities	(9,179)	43,847
Net cash provided by discontinued financing activities	2,085	—
Net cash provided by (used in) financing activities	(7,094)	43,847
Net increase in cash, cash equivalents, and restricted cash	18,472	206,312
Cash, cash equivalents, and restricted cash, beginning of period, inclusive of cash balances of discontinued operations	519,181	114,898
Cash, cash equivalents, and restricted cash, end of period, inclusive of cash balances of discontinued operations	537,653	321,210
Less: Cash, cash equivalents, and restricted cash of discontinued operations	—	19,082
Cash, cash equivalents, and restricted cash, end of period	$537,653	$302,128

Supplemental Operational Data

We measure our business using operational metrics, in addition to the financial metrics shown above and the non-GAAP financial measures explained below. We believe these metrics provide investors with additional information regarding our financial results, including indicators of our growth, customer purchasing patterns, and the mix of products purchased by our customers.

Active customers represents the total number of unique customers who have made at least one purchase during the prior twelve-month period. This metric captures both the inflow of new customers and the outflow of existing customers who have not made a purchase during the prior twelve-month period.

LTM net revenue per active customer represents total net revenue in a twelve-month period divided by the total number of active customers for the same twelve-month period.

Orders delivered represents the total number of orders delivered in any given period, including orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and in those circumstances we estimate delivery dates based on historical data.

Average order value is defined as total net revenue in any given period divided by the total number of orders delivered in that period.

Orders per active customer is defined as orders delivered in a twelve-month period divided by active customers for the same twelve-month period.

The following table provides key operating metrics for the Retail business:
(in thousands, except for LTM net revenue per active customer, average order value and orders per active customer)

	Three months ended June 30,
	2021	2020
Active customers	9,165	7,011
LTM net revenue per active customer	310	258
Orders delivered	3,736	4,784
Average order value	213	160
Orders per active customer	1.69	1.62

Non-GAAP Financial Measures and Reconciliations

We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted diluted earnings per share from continuing operations, adjusted EBITDA, and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted diluted earnings per share for continuing operations is a non-GAAP financial measure that we calculate as net income from continuing operations less the benefit for income taxes associated with our tax valuation allowance release. We believe that this adjustment to our adjusted diluted net income before calculating per share amounts for the current period presented provides a useful comparison between our operating results from period to period.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as income from continuing operations before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in continuing operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the continuing operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

The following table reflects the reconciliation of adjusted diluted earnings per share from continuing operations to diluted earnings per share from continuing operations (in thousands, except per share data):

	Three months ended June 30, 2021
	Diluted EPS	Less: tax valuation allowance release	Adjusted Diluted EPS
Numerator:
Income from continuing operations	$82,405	$47,046	$35,359
Less: Preferred stock dividends—accumulated	182	—	182
Undistributed income from continuing operations	82,223	47,046	35,177
Less: Undistributed income allocated to participating securities	7,882	4,510	3,372
Net income from continuing operations attributable to common stockholders	$74,341	$42,536	$31,805

Denominator:
Weighted average shares of common stock outstanding—diluted	43,314	43,314	43,314

Net income from continuing operations per share of common stock:
Diluted	$1.72	$0.99	$0.73

The following table reflects the reconciliation of adjusted EBITDA to income from continuing operations (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Income from continuing operations	$82,405	$47,839	$108,423	$34,073
Depreciation and amortization	4,803	5,409	9,949	10,978
Stock-based compensation	2,802	1,952	5,107	4,633
Interest expense, net	130	364	285	375
Other (income) expense, net	(298)	(246)	(72)	41
Provision (benefit) for income taxes	(45,726)	840	(45,533)	1,003
Special items (see table below)	243	(7,272)	56	(8,758)
Adjusted EBITDA	$44,359	$48,886	$78,215	$42,345

Special items:
Special legal charges	$—	$(7,272)	$(187)	$(9,773)
Severance	—	—	—	1,015
Transaction costs	243	—	243	—
	$243	$(7,272)	$56	$(8,758)

The following table reflects the reconciliation of free cash flow to net cash provided by continuing operating activities (in thousands):

	Six months ended June 30,
	2021	2020
Net cash provided by continuing operating activities	$120,047	$187,365
Expenditures for property and equipment	(5,620)	(7,388)
Free cash flow	$114,427	$179,977